UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2009

GOLD RESOURCE CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	333-129321	84-1473173
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Milwaukee Street, Suite 301 Denver, CO 80206
(Address of principal executive offices) (Zip Code)

Registrant's telephone number including area code: (303) 320-7708

        Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02   Unregistered Sales of Equity Securities

        On July 20, 2009, Gold Resource Corporation (the “Company”) completed the second closing of a private placement transaction whereby the Company sold its common stock to Hochschild Mining Holdings Limited, a private limited company organized under the laws of England and Wales (“Hochschild”). Pursuant to the terms of the subscription agreement with Hochschild dated June 30, 2009 (“Subscription Agreement”), the Company sold the remaining 3,750,000 shares of its common stock, out of the total 5,000,000 shares subscribed for by Hochschild. Each share of common stock was sold for a price of $4.00, for gross proceeds to the Company of $15,000,000 at the second closing. Total gross proceeds to the Company under the Subscription Agreement was $20,000,000. A copy of the Subscription Agreement, which contains the terms and conditions related to the sale of the common stock to Hochschild, was filed with the Securities and Exchange Commission under cover of Form 8-K on July 6, 2009.

        In accordance with the terms of the Subscription Agreement, the Company reserved $4,000,000 of the $15,000,000 gross proceeds from the second closing solely for exploration activities, including drilling, fees and costs related to geologists and sample preparation helpers, construction of drill pad sites and associated roads, assays, construction of a decline ramp, drifts and crosscuts, and associated surface facilities to support underground development and mining. The Company accomplished this by placing $4,000,000 of proceeds into a restricted bank account in the name of the Company, for which joint signatures of the Company and Hochschild are required. The Company will be required to document that any expenditures from the restricted account have been or will be used for exploration activities.

        No underwriter or placement agent was involved in the sale of common stock to Hochschild. The sale of common stock in the private placement was made outside the United States in reliance on the provisions of Regulation S of the Securities Act. In connection with the sale:

(i) The offer was not made to a person in the United States and at the time the buy order was originated, the Company believed that the buyer was outside the United States;

(ii) No directed selling efforts were made in the United States; and

(iii) (a) Offering restrictions were implemented; and

       (b)     (1) The offer and sale of the securities were not made to a U.S. person or for the account or benefit of a U.S. person; (2) the purchaser of the securities certified that it was not a U.S. person and was not acquiring the securities for the account or benefit of a U.S. person or was a U.S. person who purchased securities in a transaction that did not that did not require registration under the Securities Act; (3) the purchaser of the securities agreed to resell such securities only in accordance with the provision of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration and further agreed not to engage in hedging transactions with regard to said securities unless in compliance with the Securities Act; (4) the Company caused or will cause a legend to be placed on the certificates representing the shares noting the restrictions on transfer in accordance with Regulation S; and (5) the Company is required by contract to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant through an available exemption.

Cautionary Statement for Purposes of the “Safe Harbor “Provisions of the Private Securities Litigation Reform Act of 1995.

        The matters discussed in this report on Form 8-K, when not historical matters, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Such factors include, among others set forth in the Company’s reports filed with the SEC, the results of its continuing exploration program, the decisions of third parties over which the Company has no control, commodity prices, environmental and government regulations, availability of financing, judicial proceedings, force majeure events, and other risk factors as described from time to time in the Company’s filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. The Company disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events, or otherwise.

SIGNATURE

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 21, 2009	GOLD RESOURCE CORPORATION. By: /s/ Frank L. Jennings Name: Frank L. Jennings Title: Chief Financial Officer